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                                                                   Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference, in this amendment to the Registration Statement on Form S-8 (related to the Equifax Inc. 401(k) Retirement and Savings Plan (the "Equifax Plan"), the ChoicePoint Inc. 401(k) Profit Sharing Plan and the Certegy Inc. 401(k) Plan), of our report dated February 23, 2001 included in Equifax Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and our report dated May 18, 2001 included in the Equifax Plan's Annual Report on Form 11-K for the plan year ended December 31, 2000.

                                           /s/  ARTHUR ANDERSEN LLP

July 3, 2001
Atlanta, Georgia